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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-A/A

                       AMENDMENT TO REGISTRATION STATEMENT
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ALPHA-BETA TECHNOLOGY, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


       MASSACHUSETTS                                            04-2997834
----------------------------                                 -------------------
(State or other jurisdiction                                 (IRS employer
      of incorporation)                                      identification no.)

          THREE BIOTECH PARK, ONE INNOVATION DRIVE, WORCESTER, MA 01605
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                         Name of each exchange
      Title of each class                                on which each class is
      to be so registered                                to be registered
      -------------------                                -----------------------

             NONE                                        NONE


Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED STOCK PURCHASE RIGHTS
                         -------------------------------
                                (Title of Class)


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                                SECOND AMENDMENT

     The undersigned registrant hereby amends the following items, financial statements, exhibits and other portions of its registration statement on Form 8-A relating to its Preferred Stock Purchase Rights as set forth below:

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Item 1 is hereby amended by adding the following paragraph:

     On October 21, 1998, the Company amended the Rights Agreement in order to exempt acquisitions of the Common Stock by HFTP Investments LLC from the operation of the provisions of the Rights Agreement.

Item 2 - EXHIBITS

     Item 2 is hereby amended by adding the following:

Exhibit 3 Second Amendment dated as of October 21, 1998 to Shareholder Rights Agreement dated as of February
            2, 1997, as amended on November 13, 1997, between Alpha-Beta Technology, Inc. and BankBoston, N.A. f/k/a The First National Bank of Boston, as Rights Agent



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

                                           ALPHA-BETA TECHNOLOGY, INC.

Dated: October 22, 1998                    By: /s/ Joseph M. Grimm
                                               -------------------------------
                                               Name: Joseph M. Grimm
                                               Title: Chief Financial Officer